Exhibit 10.9
OMNIBUS AMENDMENT NO. 1 TO
AMERICAN WATER WORKS COMPANY, INC.
2017 OMNIBUS EQUITY COMPENSATION PLAN
2022, 2023 AND 2024 PERFORMANCE STOCK UNIT GRANTS
This AMENDMENT NO. 1 hereby serves to amend certain outstanding PERFORMANCE STOCK UNIT GRANTS to each of the participants in the Plan (as defined below) whose names are set forth on Exhibit A attached hereto (each, a “Participant”), and with such dates of grant (each, a “Date of Grant”) as set forth on Exhibit A opposite each such Participant’s name, and is delivered by American Water Works Company, Inc. (the “Company”).
RECITALS
WHEREAS, the Committee (as defined in the American Water Works Company, Inc. 2017 Omnibus Equity Compensation Plan (the “Plan”)) has granted to each Participant grants of Performance Stock Units with respect to the achievement of the Company’s compounded earnings per share growth goal, as described therein (each, a “Grant”), effective as of each Date of Grant as described above, for shares of Common Stock of the Company, par value $0.01 per share (the “Company Stock”);
WHEREAS, Section 14(b) of the Plan authorizes the Committee to permit the withholding of Company Stock to satisfy the Company’s tax withholding obligations (“Tax Withholding Obligations”) with respect to each Grant, at a withholding rate for federal (including FICA), state and local tax liabilities no greater than the maximum rate permitted by U.S. generally accepted accounting principles as applied to the Company (the “Maximum Withholding Rate”); and
WHEREAS, Section 16 of each Grant permits the withholding of Company Stock to satisfy Tax Withholding Obligations at a withholding rate that does not exceed the minimum applicable withholding tax rate for such tax liabilities; and
WHEREAS, Section 3(b) of the Plan permits the Committee, subject to certain limitations, to amend the terms and conditions of any previously issued Grant, and Section 12 of each Grant provides that (i) in the event of any contradictions, distinctions or differences between a Grant and the terms of the Plan, the terms of the Plan will control, and (ii) the Grant is subject to the interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the Plan, including, but not limited to, the rights and obligations of Participants with respect to withholding taxes; and
WHEREAS, in light of the contradictions, distinctions and differences between Section 14(b) of the Plan and Section 16 of each Grant, and to establish a determination of the rights and obligations of Participants with respect to withholding taxes that is consistent with the Plan, the Committee has approved, in accordance with Section 3(b) of the Plan, an amendment with respect to each Grant to permit the satisfaction of Tax Withholding Obligations by withholding Company Stock at a rate no greater than the Maximum Withholding Rate.
NOW, THEREFORE, the Committee has approved the amendment and modification of each Grant as follows:
1.Amendment to Provision of Grant Related to Tax Withholding Obligations. Section 16 of each Grant is hereby amended and restated in its entirety to read as follows:
16.    Withholding. The Participant shall be required to pay to the Employer, or make other arrangements satisfactory to the Employer to provide for the payment of, any federal, state, local or other taxes that the Employer is required to withhold with respect to the grant, vesting and distribution of the Performance Units and payment of dividend equivalents. Any tax withholding obligation of the Employer with respect to the distribution of shares of Company Stock pursuant to the Performance Units that are earned by the Participant under this Grant may be satisfied by having shares of Company Stock withheld for federal (including FICA), state, local and other tax liabilities, up to an amount that does not exceed the maximum rate permitted by U.S. generally accepted accounting principles.
2.No Other Amendments. All other terms, conditions and requirements of the Plan and each Grant shall remain in full force and effect, and no other amendment or modification is or shall be made hereby.
3.Participant Notice. The Participant shall be bound by the terms and conditions of this Amendment No. 1, notwithstanding any lack of personal notice or delivery thereof to the Participant.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to each Grant to be executed, effective as of September 24, 2024.
AMERICAN WATER WORKS COMPANY, INC.

By:    M. Susan Hardwick
Its:     Chief Executive Officer

EXHIBIT A
COVERED PARTICIPANTS AND DATES OF GRANT

Participant	Dates of Grant
David M. Bowler	February 15, 2022; February 14, 2023; February 13, 2024; and August 1, 2024
John C. Griffith	May 16, 2022; February 14, 2023; February 13, 2024 and August 1, 2024
M. Susan Hardwick	February 15, 2022; February 14, 2023; and February 13, 2024
Melanie M. Kennedy	February 15, 2022; February 14, 2023; and February 13, 2024
Stacy A. Mitchell	February 15, 2022; February 14, 2023; February 13, 2024; and August 1, 2024
Cheryl Norton	February 15, 2022; February 14, 2023; February 13, 2024; and August 1, 2024
Melissa K. Wikle	February 15, 2022; February 14, 2023; and February 13, 2024

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